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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Jore Corporation
Ronan, Montana

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-78357 of Jore Corporation on Form S-1 of our report dated May 12, 1999 (June 28, 1999 as to Note 11) on the consolidated financial statements of Jore Corporation, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Seattle, Washington
May 12, 1999